                                            Exhibit 4.2
Execution Version
LOAN AGREEMENT

BETWEEN

MISSISSIPPI BUSINESS FINANCE CORPORATION

AND

GULF SOUTH PIPELINE COMPANY, LP

Dated as of December 1, 2008

TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS                                                                                                                                                                                         1
Section 1.1.  Definitions                                                                                                                                                                                       1
ARTICLE II.  REPRESENTATIONS                                                                                                                                                                           6
Section 2.1.  Representations of the Issuer                                                                                                                                                      6
Section 2.2.  Representations of Company                                                                                                                                                       6
Section 2.3.  Benefits Under the Act                                                                                                                                                                 8
ARTICLE III.  COMPLETION OF PROJECT; ISSUANCE OF BONDS                                                                                                                8
Section 3.1.  Completion of Project; Best Efforts                                                                                                                                             8
Section 3.2.  Issuance of Bonds                                                                                                                                                                          8
Section 3.3.  Loan; Disposition of Bond Proceeds                                                                                                                                          8
Section 3.4.  Requisition for Project Funds                                                                                                                                                       9
Section 3.5.  Advance Under Loan Agreement                                                                                                                                                9
Section 3.6.  Certificate of Completion                                                                                                                                                               9
Section 3.7.  Completion of Project                                                                                                                                                                    9
Section 3.8.  Default by Contractor                                                                                                                                                                  10
Section 3.9.  Investment of Project Fund                                                                                                                                                         10
ARTICLE IV.  SECURITY; LOAN PAYMENTS; OTHER OBLIGATIONS                                                                                                        10
Section 4.1.  Note                                                                                                                                                                                                10
Section 4.2.  Loan Payments                                                                                                                                                                             10
Section 4.3.  Obligation to Make Payments Absolute                                                                                                                                  11
Section 4.4.  Sole Possession of Project by the Company                                                                                                                           11
Section 4.5.  Maintenance of Project                                                                                                                                                               11
Section 4.6.  Taxes and Assessments; Tax Indemnity                                                                                                                                  11
Section 4.7.  Operation of Project                                                                                                                                                                     12
Section 4.8.  Payment of Expenses                                                                                                                                                                   12
Section 4.9.  Payments Continue Upon Destruction of Project                                                                                                                   12
Section 4.10.  Payment of Initial Administrative Fee                                                                                                                                     12
Section 4.11.  Release and Indemnification of the Issuer                                                                                                                             12
Section 4.12.  Insurance                                                                                                                                                                                     13
ARTICLE V.  SPECIAL COVENANTS                                                                                                                                                                    13
Section 5.1.  No Warranty as to Suitability of Project by the Issuer                                                                                                          13
Section 5.2.  Continuation of Existence of Company                                                                                                                                    13
Section 5.3.  [Reserved]                                                                                                                                                                                     14
Section 5.4.  Agreement to Cooperate                                                                                                                                                             14
Section 5.5.  Qualification in Mississippi                                                                                                                                                        14
Section 5.6.  [Reserved]                                                                                                                                                                                     14
Section 5.7.  Maintenance                                                                                                                                                                                 14
Section 5.8.  Environmental Law Compliance                                                                                                                                                14
Section 5.9.  [Reserved]                                                                                                                                                                                     15
Section 5.10.  [Reserved]                                                                                                                                                                                   15

Section 5.11.  Maintenance of Books and Records; Inspection                                                                                                                 15
Section 5.12.  Affirmative Covenants                                                                                                                                                              15
Section 5.13.  [Reserved]                                                                                                                                                                                   15
Section 5.14.  County and City Approval of Ad Valorem Tax Exemptions                                                                                                15
ARTICLE VI.  ASSIGNMENT, LEASE AND SALE OF PROJECT                                                                                                                     15
Section 6.1.  Disposal of Project and Assets by Company                                                                                                                         16
ARTICLE VII.  EVENTS OF DEFAULT AND REMEDIES                                                                                                                                  16
Section 7.1.  Default                                                                                                                                                                                           16
Section 7.2.  Remedies Upon Default                                                                                                                                                              17
Section 7.3.  No Remedy Exclusive                                                                                                                                                                  17
Section 7.4.  Payment of Fees and Expenses                                                                                                                                                  17
Section 7.5.  Effect of Waiver                                                                                                                                                                           18
ARTICLE VIII.  PREPAYMENT OF LOAN                                                                                                                                                            18
Section 8.1.  Obligations to Accelerate Loan Payments                                                                                                                               18
ARTICLE IX.  MISCELLANEOUS                                                                                                                                                                           18
Section 9.1.  Notices                                                                                                                                                                                           18
Section 9.2.  Parties Interested                                                                                                                                                                          19
Section 9.3.  Amendment to Agreement                                                                                                                                                          19
Section 9.4.  Counterparts                                                                                                                                                                                  19
Section 9.5.  Severability of Invalid Provisions                                                                                                                                              19
Section 9.6.  Governing Law                                                                                                                                                                              20
Section 9.7.  No Oral Agreement                                                                                                                                                                       20

EXHIBIT A:                                BUILDING DESCRIPTION
EXHIBIT B:                                PROJECT SITE
EXHIBIT C:                                PROMISSORY NOTE
EXHIBIT D:                                BOND ADVANCE AND PAYMENT GRID
EXHIBIT E:                                FORM OF REQUISITION CERTIFICATE

THIS LOAN AGREEMENT, dated as of December 1, 2008, between Mississippi Business Finance Corporation, a public corporation of the State of Mississippi (the "Issuer") and Gulf South Pipeline Company, LP, a Delaware limited partnership (the "Company"),

W I T N E S S E T H:

WHEREAS, the Issuer is authorized by the provisions of Title 57, Chapter 10, Article 7, of the Mississippi Code of 1972, as amended and supplemented (the "Act"), to, among other things, provide and finance economic development projects to eligible companies in the State;

WHEREAS, the Issuer has determined that the Company is an "eligible company" as defined by the Act in need of assistance to permanently finance the Cost (as hereinafter defined) of the Project (as hereinafter defined);

WHEREAS, the Issuer is authorized pursuant to the Act to issue its revenue bonds and to lend the proceeds thereof to enable eligible companies to borrow to finance the Cost of said projects;

WHEREAS, the Company has requested the Issuer to issue its revenue bonds and to lend the proceeds from the sale thereof to the Company to finance a portion of the Cost of the Project (as hereinafter defined);

WHEREAS, the Issuer has, by due corporate action, authorized the issuance, from time to time, of its Mississippi Business Finance Corporation Taxable Industrial Development Revenue Bonds, (Gulf South Pipeline Company, LP Project), Series 2008 (the "Bonds"), pursuant to the Act in the maximum aggregate principal amount of $175,000,000 in order to loan the proceeds thereof to the Company (the "Loan") to finance the Project, pursuant to a contractual arrangement whereby the amount of Loan Payments (as hereinafter defined) to be made to the Issuer by the Company shall be sufficient to pay the principal of, premium, if any, and interest on such  Bonds secured by such Loan Payments as and when the same shall become due and payable;

WHEREAS, Boardwalk Pipelines, LP ("Purchaser") has agreed to purchase the Bonds (as hereinafter defined) the proceeds of which will be loaned to the Company by the Issuer to finance the Project (as hereinafter defined); and

WHEREAS, the Bonds are to be issued pursuant to the Indenture (as hereinafter defined) to provide monies for such Loan; and the Company will execute a Note (as hereinafter defined) pursuant to this Agreement (as hereinafter defined) to evidence and secure its obligations to repay said Loan.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

That the parties hereto, intending to be legally bound hereby and in consideration of the mutual covenants hereinafter contained, do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. Definitions.  The terms set forth below shall have the following meanings in this Loan Agreement, unless the context clearly otherwise requires. Except where the context otherwise requires, words importing the singular number shall include the plural number and vice versa. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Indenture.

 "Act" shall mean Title 57, Chapter 10, Article 7, of the Mississippi Code of 1972, as amended and supplemented.

 "Administration Expenses" shall mean the reasonable, necessary and documented expenses incurred by the Issuer pursuant to this Agreement or the Indenture, including the Initial Administrative Fee, and the compensation and expenses paid to or incurred by the Trustee or any Paying Agent under the Indenture.

 "Agreement" shall mean this Loan Agreement as amended or supplemented from time to time in accordance with the terms hereof.

"Authorized Company Representative" shall mean any person or persons from time to time designated to act on behalf of the Company by a written certificate, signed on behalf of the Company by the President or one of the Vice Presidents of its general partner or other duly authorized Person and the Secretary or Treasurer of its general partner or other duly authorized Person and furnished to the Issuer and the Trustee, containing the specimen signature of each such person.

"Bondholder" or "holder of the Bonds" or "holder" shall mean the Registered Owner(s) of any fully registered Bond.

"Bond Counsel" shall mean Butler, Snow, O’Mara, Stevens & Cannada, PLLC, Jackson, Mississippi, or an attorney-at-law or a firm of attorneys, designated by the Issuer, of nationally recognized standing in matters pertaining to bonds issued by states and their political subdivisions, duly admitted to the practice of law before the highest Court of any state of the United States of America.

"Bond Counsel's Opinion" shall mean an opinion signed by Bond Counsel and satisfactory to the Issuer, the Trustee, and the Purchaser.

"Bond Fund" shall mean the fund established pursuant to Section 6.1 of the Indenture.

"Bond Purchase Agreement" shall mean the Bond Purchase Agreement dated as of December 1, 2008, among the Issuer, the Company and the Purchaser.

"Bond Register" and "Bond Registrar" shall have the respective meanings specified in Section 2.9 of the Indenture.

"Bonds," or "Bond" means up to $175,000,000 Mississippi Business Finance Corporation Taxable Industrial Development Revenue Bonds, Series 2008 (Gulf South Pipeline Company, LP Project) issued under the Indenture; and any Bonds thereafter authenticated and delivered in lieu of or in substitution for such Bonds, pursuant to the provisions of' the Indenture.

"Building" or "Buildings" shall mean the buildings and improvements generally described on Exhibit A hereto constructed in part through a loan of the proceeds of the Bonds and located on the Project Site, as described in Exhibit B to this Agreement, and all additions, modifications, renovations, rehabilitations, expansions, construction, and improvements thereto, as they may at any time exist.

"Business Day" shall mean any day, other than a Saturday or Sunday or other day, on which the Purchaser, Trustee or Company is not required or authorized by law to remain closed.

"Company" shall mean Gulf South Pipeline Company, LP, a Delaware limited partnership, or any person or entity which is the surviving, resulting or transferee person in any merger, consolidation or transfer of assets permitted under Section 5.2 of this Agreement and shall also mean, unless the context otherwise requires, and any assignee of this Agreement as permitted by Section 6.1 of this Agreement.

"Completion Date" shall mean the date of completion of the Project, as that date shall be certified pursuant to Section 5.3 of the Indenture.

"Cost" or "Cost of the Project" shall mean, and be deemed to include to the extent permitted by the Act, costs incurred after April 15, 2006 with respect the Mississippi Expansion Project and February 10, 2007 with respect to the Southeast Expansion Project, (a) obligations incurred for labor, Equipment and other expenses paid to contractors, builders and materialmen in connection with the construction, installation and equipping of the Project and improvements thereto including, but not limited to, improvements to the Project Site; (b) the cost of contract or performance bonds or of other bonds and of insurance of all kinds that may be required or necessary prior to or during the course of construction of the Project, (c) all costs of architectural and engineering services, including the expenses of the Issuer and the Company for test borings, surveys, test and pilot operations, estimates, plans and specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required by or consequent upon the proper completion of the Project; (d) compensation and expenses of the Issuer and the Trustee, legal, accounting, financial and printing expenses, fees and all other expenses incurred in connection with the issuance of the Bonds, which are not otherwise provided for under the terms of this Agreement; (e) all other costs which the Issuer or the Company shall be required to pay under the terms of any contract or contracts for the acquisition (by purchase, lease or otherwise), construction, installation and equipping of the Project; (f) any sums required to reimburse the Issuer or the Company for advances made by either of them for any of the above items, or for any other costs incurred and for work done by any of them, which are properly chargeable to the Project; (g) Administration Expenses; and (h) any other expenses or fees of the Issuer or the Trustee, which in the opinion of the Issuer or the Trustee, are related to the Project or the Bonds, including but not limited to, commitment and legal fees and the costs, fees and expenses in connection with the initial issuance and sale of the Bonds.

"Equipment" shall mean those items of machinery, equipment, fixtures and other tangible personal property, which have been or are to be acquired and installed in the Buildings or elsewhere at or on the Project Site with the proceeds of the Bonds and any item of machinery, equipment, fixtures and other tangible personal property which may be acquired and installed in the Buildings or elsewhere on the Project Site in substitution thereof or in addition thereto pursuant to the provisions of this Agreement, and any renewals and replacements of any of the foregoing. At such time as the Project is completed, a complete detailed list of Equipment and other items of personalty acquired with the proceeds of the Bonds can be found in the records of the Project Fund maintained by the Trustee.

"Event(s) of Default" shall mean any Event(s) of Default specified in Section 7.1 of this Agreement.

"Governmental Authority" means any federal, state, local, foreign or other governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

"Indenture" shall mean the Indenture related to the Bonds dated as of December 1, 2008, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time.

"Initial Administrative Fee" shall mean the initial fee of the Issuer with respect to the Bonds in the amount of $70,000.00 which fee is required to be paid by the Company to the Issuer pursuant to this Agreement.

"Investment Securities" shall mean, only to the extent permitted by State law, any of the following unless the Company has determined that the same are not at the time legal investments of the Company's monies:

(a) savings accounts and certificates of deposit issued by a commercial bank or savings and loan association incorporated under the laws of the United States of America or any state thereof or the District Of Columbia having a capital stock and surplus of more than $50,000,000, including the Trustee, or which are fully collateralized by investments of the type described in (b) below or are rated either A-I or A-2 by Standard & Poor's Corporation or P-I or P-2 by Moody's Investors Service, Inc.;

(b) bonds, notes and other evidences of indebtedness of the United States of America or the State and any other security unconditionally guaranteed as to the payment of principal and interest by the United States of America or any agency or instrumentality thereof;

(c) repurchase agreements involving the Purchase and resale of investments described in (b) above; provided, that (i) the purchase price of any such agreement shall at no time exceed the fair market value of the investments underlying the same, (ii) each such agreement shall provide for the payment of cash or deposit of additional investments at least monthly so that the sum of the fair market value of investments and the amount of cash underlying the same shall remain at least equal to the purchase price thereof, (iii) the Trustee shall take physical possession of such investments or the Trustee shall be named as the record owner of such investments in the records of a Federal Reserve Bank, in each case no later than the time the purchase price therefor is paid by the Trustee, (iv) the other party to such repurchase agreement shall be a commercial bank or savings and loan association incorporated under the laws of the United States or any state thereof or the District of Columbia or a securities firm registered under the Securities Exchange Act of 1934, in either case having combined capital and surplus of at least $50,000,000 including the Trustee, and (v) the repurchase obligations are at the demand of the Trustee or have a maturity of less than one year;

(d) any money market fund rated "AAA" by Moody's Investors Service, Inc. comprised of the investments of the type described in paragraph (b); and

(e) any other investment or investment agreement as the Registered Owner(s) of not less than fifty-one percent (51%) in the aggregate principal amount of the Bonds then Outstanding may approve.

"Issuer" shall mean the Mississippi Business Finance Corporation, constituting a public body corporate and a political subdivision of the State, its successors and assigns, and any public corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party.

"Loan" means the loan made by the Issuer to the Company from the proceeds of the issuance of the Bonds.

"Loan Documents" shall mean this Agreement, the Indenture, the Bond Purchase Agreement, the Note, the Bond, the Assignment of this Agreement, and the Assignment of the Note, and any and all promissory notes executed by the Company in favor of the Issuer, and all other security agreements, documents, instruments, guarantees, certificates and agreements executed and/or delivered by the Company, in connection with this Agreement, the Bonds, the Indenture and the Bond Purchase Agreement.

"Loan Payments" shall mean the payments required to be made by the Company pursuant to Section 4.2 hereof.

"MBFC" shall mean Mississippi Business Finance Corporation.

"Mississippi Expansion Project" shall mean the construction of a natural gas pipeline through Warren, Hinds, Copiah and Simpson Counties in Mississippi.

"Note" shall mean the promissory note of the Company issued by the Company to the Issuer in accordance with Section 4.1 hereof, the form of which is attached hereto as Exhibit C.

"Outstanding," when used with reference to Bonds, shall mean, at any date as of which the amount of outstanding Bonds is to be determined, the aggregate of all Bonds authorized, issued, authenticated and delivered under the Indenture except:

(a)           Bonds canceled or surrendered to the Trustee for cancellation pursuant to Section 2.12 of the Indenture prior to such date; and

(b)           Bonds in lieu of or in substitution for which other Bonds shall have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee and the Company is presented that any such Bond is held by a bona fide holder in due course.

In determining whether holders or a requisite aggregate principal amount of Bonds outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the Indenture, Bonds which are owned by the Company or the Issuer shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that for the purpose of determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded.

"Person" or "person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

"Project" shall mean collectively, the Mississippi Expansion Project and the Southeast Expansion Project.

"Project Fund" shall mean the fund created under Section 5.1 of the Indenture.

"Project Site" shall mean the real property described in Exhibit B attached hereto.

"Purchaser" shall mean Boardwalk Pipelines, LP.

"Redemption Price" shall mean the principal of and interest on the Bonds to be redeemed at par, without premium, and all other amounts due and owing in respect to the Bonds.

"Registered Owner(s)" shall mean the Person or Persons in whose name or names the particular registered Bond or Bonds shall be registered on the Bond Register.

"Revenues" shall mean all payments, receipts and revenues payable by the Company to the Issuer under this Agreement (except payment of Administration Expenses and indemnification payments pursuant to Sections 4.2 and 4.11, respectively, of this Agreement) and any other payments, receipts and revenues derived by the Issuer from the Company under this Agreement.

"Southeast Expansion Project" shall mean the construction of a natural gas pipeline through Simpson, Clarke, Jasper and Smith Counties in Mississippi.

"State" shall mean the State of Mississippi.

"Trustee" shall have the meaning set forth in the Indenture.

Section 1.2.      Accounting Terms.  All accounting terms not specifically defined or otherwise specified herein shall have the meanings generally attributed to such terms under tax accrual accounting principles, as in effect from time to time, consistently applied.

ARTICLE II.

REPRESENTATIONS

Section 2.1. Representations of the Issuer.  The Issuer makes the following representations as the basis for the undertakings on the part of the Company herein contained:

(a) The Issuer is a public corporation of the State and is authorized pursuant to the provisions of the Act to enter into the transactions contemplated by this Agreement.

(b) The Issuer has full power and authority to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder.

(c) To the best of the Issuer’s knowledge, the Issuer is not in default under any provisions of the laws of the State material to the performance of its obligations under this Agreement.

(d) The Issuer has been duly authorized to execute and deliver this Agreement and by proper limited partnership action has duly authorized the execution and delivery hereof and as to the Issuer, this Agreement is valid and legally binding and enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited (1) by bankruptcy, reorganization, or similar laws limiting the enforceability of creditors' rights generally or (2) by the availability of any discretionary equitable remedies.

(e) The Loan for the Cost of the Project by the Company, as provided by this Agreement, will further the purposes of the Act, to wit: to induce the location or expansion of commercial facilities within the State in order to advance the public purposes of relieving unemployment.

Section 2.2. Representations of Company.  The Company makes the following  representations as the basis for the issuance by the Issuer of the Bonds and the undertakings on the part of the Issuer herein contained:

(a) The Company is a limited partnership duly formed under the laws of the State of Delaware, the Company is in good standing in the State of Delaware, the Company is  duly qualified to transact business in the State of Mississippi and the Company is in good standing in the State of Mississippi, has power to enter into the Loan Documents, and by proper limited partnership action has duly authorized the execution and delivery of the Loan Documents, and as to the Company, the Loan Documents are valid and legally binding and enforceable in accordance with their respective terms, except to the extent the enforceability thereof may be limited (i) by bankruptcy, reorganization, or similar laws limiting the enforceability of creditors' rights generally or (ii) by the availability of any discretionary equitable remedies. A copy of a resolution of the Board of Directors of the Company’s general partner authorizing this Agreement and the execution of related documents by the officers of the general partner of the Company shall be furnished by the Company at or prior to closing.

(b) The Company is not in violation of any provision of its certificate of limited partnership, its agreement of limited partnership, or any laws in any manner material to its ability to perform its obligations under the Loan Documents, has power to enter into the Loan Documents and has duly authorized the execution and delivery of the Loan Documents by proper limited partnership action.

(c) The Project consists of the acquisition, construction and installation of Buildings and Equipment as more particularly described in Exhibit A to this Agreement.

(d) The estimated Cost of the Project exceeds the principal amount of the Loan.

(e) The Company is engaged in a commercial enterprise and other permissible purposes under the Act.

(f) The Company has been advised by the Issuer that it is an eligible company as defined in the Act.

(g) Company is not in default under, and has not breached in any material respect, any material agreement or instrument to which it is a party or by which it may be bound, which default would materially and adversely affect the business or financial condition of the Company. Neither the execution and delivery of the Loan Documents, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of the Loan  Documents, conflicts with or results in a breach of the terms, conditions or provisions of any agreement or instrument to which the Company is now a party or by which it, or any of its property, is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any impermissible lien, charge or encumbrance whatsoever upon any of the property or assets of the Company under the terms of any instrument or agreement.

(h) [Reserved].

(i) [Reserved].

(j) [Reserved].

(k) All information furnished by the Company to the Issuer and the Purchaser for the purpose of approving the Project and the financing of the Loan through the issuance and sale of the Bonds is true, accurate and complete in all material respects as of the date hereof.

(l) The Loan is not being made to refinance any existing debt, except for the repayment of existing debt which qualifies as a Cost of the Project, or any costs, expenses or other obligations incurred by the Company or any other Person on behalf of the Company prior to April 15, 2006, with respect to the Mississippi Expansion Project, and February 10, 2007 with respect to the Southeast Expansion Project.

(m) There are no suits or proceedings pending or to the knowledge of the Company threatened against or affecting the Company, which, if adversely determined, would have a material adverse effect on the transactions contemplated by the Loan Documents or which in any way would adversely affect the enforcement or validity of the Loan Documents or the ability of the Company to perform its obligations under this Agreement, and there are no proceedings by or before any governmental commission, board, bureau or other administrative agency pending or to the knowledge of the Company threatened against or affecting the Company which, if adversely determined, would have a material adverse effect on the transactions contemplated by the Loan Documents or which in any way would adversely affect the enforcement or validity of the Loan Documents or the ability of the Company to perform its obligations under this Agreement.

(n) The Company acknowledges the terms and provisions of the Indenture and will comply with such terms of the Indenture to the extent that such terms and provisions are applicable to the Company.

Section 2.3. Benefits Under the Act.  The parties hereto acknowledge that the Company has been induced to proceed with the acquisition and construction of the Project in part by the benefits conferred by the Act. The Issuer hereby agrees that the Company shall be permitted to take advantage of all of the benefits provided by the Act to the fullest extent therein set forth subject to the rules and regulations of the Issuer. The Issuer agrees that it will not take any action to limit, curtail or otherwise make unavailable to the Company any of the benefits available under the Act.

ARTICLE III.

COMPLETION OF PROJECT; ISSUANCE OF BONDS

Section 3.1. Completion of Project.  Upon the issuance of the Bonds to finance the Project, the Company, within three (3) years from the date of the Indenture, will acquire, construct, install and equip such Project or cause the Project  to be acquired, constructed, installed and equipped as herein provided, and will use its commercially reasonable efforts to cause the acquisition, construction, installation and equipping thereof to be completed with all reasonable dispatch, not later than three (3) years from the date of the Indenture, but if for any reason such acquisition, construction, installation and equipping shall not be completed there shall be no resulting diminution in or postponement of the payments required in Section 4.2 hereof to be paid by the Company under this Agreement and the Note.

Anything in this Agreement notwithstanding, the Issuer shall not be obligated to complete the acquisition, construction, installation and equipping of the Project upon acceleration of the payment of the unpaid portion of the payments due pursuant to this Agreement and the Note, and the making of all payments in the amount required by and in accordance with the terms of this Agreement and the Note.

In order to effectuate the purposes of this Agreement, the Company will make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, all contracts, orders, receipts, writings and instructions, in the name of the Company or otherwise, with or to other persons, firms or corporations, and in general do or cause to be done all such other things as may be requisite or proper for the construction, installation and equipping of the Project and fulfillment of the obligations of the Company under this Agreement.

The Company will maintain such records in connection with the cost of the construction, installation and equipping of the Project as to permit ready identification thereof which records the Issuer, the Purchaser and the Trustee shall have the right to inspect upon reasonable notice during regular business hours.

The Company hereby grants to the Issuer, the Trustee and the Purchaser the right, privilege and authority to take all actions and to do all other things necessary to effectuate the purposes of this Agreement.

Section 3.2. Issuance of Bonds.  The Issuer, concurrent with or as soon as practical after the execution of the Indenture, will use its best efforts to sell, issue and deliver, from time to time, the Bonds to the Purchaser and deposit the proceeds thereof, from time to time, with the Trustee in accordance with Sections 5.1 and 6.1 of the Indenture.

Except as otherwise approved by the Issuer, no Bonds shall be issued under the provisions of the Indenture with a dated date on or after December 1, 2011, which is three (3) years following the date of this Agreement.

Section 3.3. Loan; Disposition of Bond Proceeds.  The Issuer, as Issuer of the Bonds, hereby agrees to lend from the proceeds of the issuance and sale of the Bonds, the maximum principal amount of up to $175,000,000 to the Company, for the purposes and in accordance with the terms and conditions set forth in the Indenture.

Section 3.4. Requisition for Project Funds.  The Issuer has, in the Indenture, authorized and directed the Trustee to make payments from the Project Fund to pay the Cost of the Project, upon receipt by the Trustee, with a copy to the Purchaser, of an original executed requisition certificate in the form of EXHIBIT E attached hereto (upon which both the Issuer and the Trustee may rely conclusively and shall be protected in relying as set forth in the Indenture) signed by an Authorized Company Representative, and approved by the Purchaser stating with respect to each payment to be made: (1) the requisition number, (2) the name of the Person to whom payment is due or, in the event such payment is to reimburse the Issuer or the Company, the name of the Person to whom payment previously has been made (or, in the case of payments to the  Bond Fund, instructions to make such payments to the Bond Fund), (3) the amount to be paid, (4) that there has been no "Event of Default" under Section 7.1 of this Agreement by the Company under this Agreement, and (5) that each obligation, item of cost or expense mentioned therein has been properly incurred, is a proper charge against the Project Fund and has not been the basis of any previous withdrawal.  Upon request by the Trustee, copies of all invoices or statements from a contractor, vendor or other payee supporting each requisition for payment from the Project Fund and clearly identifying the property or service comprising the Cost of the Project to be paid or reimbursed shall be made available to the Trustee for review.

If any contract provides for retention by the Company of a portion of the contract price, there shall be paid from the Project Fund only the net amount remaining after deduction of such portion, until such retainage becomes due in accordance with the terms of the contract.

Section 3.5. Advance Under Loan Agreement

(a) The Loan shall be advanced and remain outstanding as requested by the Company pursuant to Section 2.1 of the Indenture. All advances shall bear interest at the rates defined in the Indenture.

(b) In addition to the documents required to be submitted pursuant to Section 3.4 of this Agreement in connection with each borrowing of funds under this Agreement, the Company shall submit to the Purchaser (and simultaneously deliver copies thereof to the Trustee) a written notice of borrowing (a "Notice of Borrowing,"), in the form of Exhibit A to the Bond Purchase Agreement, specifying the amount and date of the requested borrowing.

Section 3.6. Certificate of Completion.  After the Project is completed and ready to be placed in service, the Trustee and the Issuer shall receive a certificate of an Authorized Company Representative stating, that (a) the construction of the Building has been completed substantially in accordance with the Plans and Specifications, (b) the acquisition of the Equipment has been completed, (c) the Project complies with all zoning, planning, building and all regulations of any other governmental entities having jurisdiction over the Project and (d) payment, or provision therefor of the Cost of the Building and the Equipment has been made except for any cost of the Building and the Equipment not then due and payable or the liability for payment of which is being contested or disputed by the Company.  The Issuer and the Company agree to cooperate in causing such certificates to be furnished to the Trustee and the Issuer.

Section 3.7. Obligation of the Company to Complete the Project and to Pay Costs in Event Project Fund Insufficient.  If the moneys in the Project Fund available for payment of the Cost of the Project are not sufficient to pay the Cost of the Project in full, the Company will complete or cause to be completed the Project and pay or cause to be paid all of that portion of the Cost of the Project in excess of the moneys available therefor in the Project Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Project Fund will be sufficient to pay the Cost of the Project. If the Company shall pay any portion of the Cost of the Project pursuant to the provisions of this Section 3.7, it shall not be entitled to any reimbursement therefor from the Issuer, the Trustee or the holders of any of the Bonds, nor shall it be entitled to any diminution in or postponement of the Loan Payments required in Section 4.2 hereof to be paid by the Company.

If, upon the Completion Date for the Project, there shall be any surplus funds remaining in the Project Fund not reserved to pay for the Cost of the Project, such funds shall, (a) be deposited in the Bond Fund and used, at the earliest date permissible under the terms of the Indenture without the payment of a call premium or penalty, to pay principal on the Bonds through redemption or retirement; and (b) be invested as provided for in the Indenture until such time as such surplus funds are expended as provided for in this Section 3.7.

Section 3.8. Default by Contractor.  In the event of default of any supplier, contractor or subcontractor under any contract made by it in connection with the Project or in the event of a breach of warranty with respect to any materials, workmanship or performance guaranty, the Company may proceed, either separately or in conjunction with others, to pursue such remedies against the supplier, contractor or subcontractor so in default and against each surety for the performance of such contract as it may deem advisable, the Company will advise the Issuer, the Purchaser and the Trustee of the steps it intends to take in connection with any such default. If the Company shall so notify the Issuer and the Trustee, the Company may, in its own name or in the name of the Issuer, prosecute any action or proceeding or take any other action involving any such supplier, contractor, subcontractor or surety which the Company deems reasonably necessary, and in such event the issuer will cooperate fully with the Company. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing prior to the Completion Date shall be paid into the Project Fund or, if recovered after the Completion Date and full disposition of the Project Fund, shall be deposited in the Bond Fund, or in such other manner as the Issuer shall reasonably determine to be consistent with this Agreement.

Section 3.9. Investment of Project Fund.  Any moneys held as a part of the Project Fund or any other fund created pursuant to the Indenture shall, at the facsimile request of an Authorized Company Representative, confirmed in writing within two (2) Business Days, be invested or reinvested by the Trustee as provided in Article VII of the Indenture.

ARTICLE IV.

SECURITY; LOAN PAYMENTS; OTHER OBLIGATIONS

Section 4.1. Note.  Concurrently with the sale and delivery by the Issuer of the Bonds, in order to secure the obligation of the Company hereunder, the Company will execute and deliver the Note substantially in the form attached hereto as Exhibit C which shall be dated the same date as the date of delivery of the Bonds.

Section 4.2. Loan Payments.  The Company hereby covenants and agrees to repay the Loan as and when due on or before the Business Day next preceding any Interest Payment Date for the Bonds or any other date that any payment of interest, premium, if any, or principal is required to be made in respect of the Bonds pursuant to the Indenture, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, in immediately available funds, a sum which will enable the Trustee to pay the amount payable on such date as principal of (whether at maturity or upon redemption or acceleration or otherwise), premium, if any, and interest on the Bonds as provided in the Indenture.

It is understood and agreed that all Loan payments payable by the Company under this Section are assigned without recourse or liability by the Issuer to the Trustee as security for and for the benefit of the Owners of the Bonds (except the Issuer’s right to receive payments, if any, under Sections 4.10 and 4.11 hereof).  The Company hereby assents to such assignment. The Issuer hereby directs the Company and the Company hereby agrees to pay to the Trustee all payments payable by the Company pursuant to this Section.

In the event the Company shall fail to make or cause to be made any of the payments required in this Section 4.2, the payment in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company will pay the same with interest thereon until paid at the rate or rates per annum borne by the Bonds.

The Company further agrees to pay, when due, to the party to whom such payment is due, the Administration Expenses and all other amounts due in respect of the Bonds, including reasonable fees and expenses of the Purchaser and Trustee, and required under the terms and provisions of this Agreement as same shall have become due and payable.

In addition, in the event the Company is obligated to make payments which are accelerated hereunder upon the occurrence of certain events, all as described in Article VII hereof, such payments to be made in an amount sufficient (a) to redeem at the earliest date permitted under the Indenture the Bonds to be redeemed at the Redemption Price, (b) to pay any interest which will become due on such Bonds to such redemption date and (c) to pay all Administration Expenses accrued and to accrue.

Section 4.3. Obligation to Make Payments Absolute.  It is understood and agreed that all payments by the Company under this Agreement and the Note shall be absolute and unconditional and shall not be subject to any defense (other than payment) or any right of set-off, counterclaim or recoupment arising out of any breach by the Issuer or the Trustee of any obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer or the Trustee.

So long as any Bonds are Outstanding, the Company will pay directly to the Issuer or the Trustee when due, as the case may be, the amount of Administration Expenses payable to them respectively not theretofore provided for which have then accrued and become payable (except as otherwise provided herein), provided, however, that before any such payment is due and payable, the Issuer or the Trustee, as the case may be, shall give notice to the Company, at least fifteen (15) days prior to such Payment Date, of the amount and nature of such Administration Expenses.

Section 4.4. Sole Possession of Project by the Company.  The Company will acquire, construct, and equip the Project and will be entitled to sole and exclusive possession of the Project subject to the provisions of this Agreement.

Section 4.5. Maintenance of Project.  The Company will use its commercial reasonable efforts to maintain, preserve and keep the Project and the Building or cause the Project and the Building to be maintained, preserved and kept, with the appurtenances and every part and parcel thereof, in good repair, working order and condition and will from time to time make or cause to be made all necessary and proper repairs, replacements and renewals.

Section 4.6. Taxes and Assessments; Tax Indemnity.  The Company shall:

(a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency;

(b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Company, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto; and

(c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a Lien upon any of its properties; provided, however, that the Company in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto. If any tax is or may be imposed by any governmental entity in respect of sales of the Company's inventory or the payment of compensation to the Company's employees, or as a result of any other transaction of the Company, which tax the Issuer is or may be required to withhold or pay, the Company agrees to indemnify and hold harmless the Issuer in connection with such taxes (including penalties and interest), and the Company shall immediately reimburse the Issuer for any such amounts paid by the Issuer.

Section 4.7. Operation of Project.  The Company agrees that so long as any of the Bonds are Outstanding it will maintain the Project as an eligible company in accordance with the Act, unless the Project is sold pursuant to Section 6.1 hereof.

Section 4.8. Payment of Expenses.  The Company will pay, or cause to be paid, in addition to the payments provided for in Sections 4.2 and 4.3 hereof, all of the expenses of operation of the Project, including, without limitation, the cost of all necessary and proper repairs, replacements and renewals made pursuant to Section 4.5 hereof and any and all taxes and assessments payable pursuant to Section 4.6 hereof.

Section 4.9. Payments Continue Upon Destruction of Project.  It is understood and agreed that the payments under Section 4.2 hereof and on the Note and other charges payable hereunder shall continue to be payable at the time and in the amounts herein specified, whether or not the Project, or any portion thereof, shall have been condemned or taken by eminent domain or destroyed, wholly or partially, by fire or other casualty, and that there shall be no abatement or diminution of any such payments and other charges by reason thereof.

Section 4.10. Payment of Initial Administrative Fee.  Concurrently with the sale and delivery by the Issuer of the Bonds, the Company shall pay to the Issuer an Initial Administrative Fee in the amount of $70,000.

Section 4.11. Release and Indemnification of the Issuer.  The Company hereby releases the Issuer from, and agrees that the Issuer and its respective officers, directors, members, employees, attorneys, and agents shall not be liable for, and agrees to defend, indemnify and hold the Issuer and its respective officers, directors, members, employees, attorneys, and agents harmless against:

(a) any liability, cost or expense in the administration of this Agreement and the obligations imposed on the Issuer thereby and hereby;

(b) any or all liability or loss, cost or expense, including reasonable attorneys' fees, resulting from or arising out of any loss or damage to property or any injury to or death of any person occurring on or about the Project Site or resulting from any defect in the fixtures, machinery, equipment or other property located on the Project Site or arising out of, pertaining to, or having any connection with the Project or the financing thereof (whether or not arising out of acts, omissions or negligence of the Company);

(c) any or all liability or loss, cost or expense, including attorneys' fees, arising out of or in connection with, or pertaining to the issuance, sale or delivery of the Bonds, including, but not limited to, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934 or any applicable state securities laws; and

(d) any and all claims, damages, judgments, penalties, costs, and expenses (including attorneys' fees and court costs now or hereafter arising from the aforesaid enforcement of this paragraph), in connection with the Project, arising directly or indirectly from (i) the activities of the Company and its predecessors in interest, (ii) third parties with whom it has a contractual relationship, or (iii) the violation of any environmental protection, health, or safety law, whether any such claims are asserted by any Governmental Authority or any other Person which indemnity shall survive the termination of this Agreement.

The indemnity specified in this Section 4.11 shall not be effective to relieve the Issuer or its respective officers, directors, members, employees, attorneys and agents from damages that result from negligence or intentional misconduct on the part of the Issuer. This indemnification covenant shall survive the termination of this Agreement with respect to liability arising out of any event or act occurring prior to such termination.

The provisions of this Section 4.11 shall also apply in favor of the Trustee, except to the extent that any liability, loss, cost or expense on the part of the Trustee results from the Trustee's own intentional misconduct or negligence.

Section 4.12. Insurance.  The Company shall maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar business operating in the same vicinity.

ARTICLE V.

SPECIAL COVENANTS

Section 5.1. No Warranty as to Suitability of Project by the Issuer.  The Issuer makes no warranty, either express or implied, as to the actual or designed capacity of the Project, as to the suitability of the Project for the purposes specified in this Agreement, as to the condition of the Project, or that the Project will be suitable for the Company's purposes or needs.

Section 5.2. Continuation of Existence of Company.  The Company covenants that it will maintain its existence in its present form, will obtain, maintain and keep in full force and effect all governmental approvals, consents, permits and licenses as may be necessary for continued use of the Project, will not dissolve or otherwise dispose of all or substantially all its assets and will not consolidate with or merge into another Person or permit one or more other Persons (other than a subsidiary) to consolidate with or merge into it without first obtaining the prior written consent of the Purchaser and the Issuer. If written approval of the Purchaser and the Issuer is obtained, upon any consolidation or merger, or any conveyance or, transfer of the assets of the Company substantially as an entirety in accordance with this Section 5.2, the successor formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor had been named as the Company herein.

In the event of any such conveyance or transfer, the Company as the predecessor person may be dissolved, wound up and liquidated (if applicable) at any time thereafter.

If a consolidation, merger or sale or other transfer is made as permitted by this Section 5.2, the provisions of this Section 5.2 shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section 5.2 and Section 6.1 hereof.

Section 5.3. [Reserved].

Section 5.4. Agreement to Cooperate.  In the event it may be necessary for the proper performance of this Agreement, or for the exercise of any rights hereunder, on the part of the Issuer or the Company that any application or applications for any permit or license or authorization to do or to perform certain things be made to any governmental or other agency by the Company or the Issuer, or both, the Company and the Issuer each agree to execute and prosecute upon the request of the other such application or applications.

Section 5.5. Qualification in Mississippi.  Subject to Section 5.2 hereof, the Company warrants that it is and throughout the term of this Agreement will continue to be duly qualified to do business in the State.

Section 5.6. Affiliated Companies. The Issuer acknowledges that the Company and the Purchaser are affiliated companies and that both the Company and the Purchaser have all the requisite limited partnership power and authority and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, including any and all licenses, permits and approvals required under any foreign, federal, state or local law to own, lease and license its assets and properties and to conduct its business.  Additionally, the Issuer acknowledges that neither the Company nor the Purchaser have any reason to believe that (i) any governmental or regulatory body is considering modifying, limiting, conditioning, suspending, revoking or not renewing any such authorizations, approvals, consents, orders, licenses, certificates or permits of the Company or the Purchaser (other than immaterial modifications, limitations and conditions arising in connection with licensing) or that (ii)  governmental or regulatory bodies are investigating the Company or the Purchaser.  In the event that any such governmental or regulatory body determines or orders that the Company and the Purchaser may not continue to do business with each other, the Company may terminate this Agreement with the written consent of the Issuer and provided that all payments under Section 4.2 of this Agreement are provided for and the requirements for redemption of the Bonds pursuant to Article VIII of the Indenture are complied with.

Section 5.7. Maintenance.  The Company will maintain all of its tangible property used in connection with its business in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

Section 5.8. Environmental Law Compliance.  The conduct of the Company's business operations do not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or hazardous materials and the Company will not use or permit any other party to use any hazardous materials at any of the Company's places of business or at any other property owned by the Company except such materials as are incidental to the Company's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. On or after the occurrence of (i) the Issuer obtaining a Lien on additional assets of the Company, or (ii) a default under any of the Loan Documents, the Company agrees to permit the Issuer, its agents, contractors and employees to enter and inspect any of the Company's places of business or any other property of the Company at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that the Company is complying with this covenant and the Company shall reimburse the Issuer on demand for the costs of any such environmental investigation and audit. The Company shall provide the Issuer, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any hazardous materials used, generated, manufactured, stored or disposed of by Company's business operations within five (5) days of the request therefore.

Section 5.9. [Reserved].

Section 5.10. [Reserved].

Section 5.11. Maintenance of Books and Records; Inspection.  The Company shall maintain its books, accounts and records in accordance with the generally accepted accounting principles and permit the Issuer, the Purchaser or the Trustee, their officers and employees and any professionals designated by the Issuer, the Purchaser or the Trustee in writing, at any time during regular business hours, to visit and inspect any of its properties (including but not limited to the collateral security described in the Loan Documents), limited partnership books and financial records, and to discuss its accounts, affairs and finances with any employee, officer, director, or equityholder of the Company. Unless written notice of another location is given to the Issuer, the Purchaser or the Trustee, the Company's books and records will be located at Company's chief executive office set forth hereinbelow.

Section 5.12. Affirmative Covenants.  Until full payment and performance of all obligations of the Company under the Loan Documents, the Company agrees to comply with the following covenants, unless the Purchaser consents otherwise in writing (and without limiting any requirement of any other Loan Document):

(a) [Reserved];

(b) [Reserved];

(c) The Company shall pay promptly to Purchaser upon demand, reasonable attorney's fees (including but not limited to the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff) and all costs and other expenses paid or incurred by Purchaser in collecting, modifying or compromising this Agreement or in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement or any of the Loan Documents, whether or not an arbitration, judicial action or other proceeding is commenced. If such proceeding is commenced, only the prevailing party shall be entitled to attorneys' fees and court costs;

(d) The Company shall promptly, upon demand by Purchaser, take such further action and execute all such additional documents and instruments in connection with this Agreement as Purchaser in its reasonable discretion deems necessary, and promptly supply Purchaser with such other information concerning its affairs as Purchaser may request from time to time; and

(e) The Company shall pay or reimburse Purchaser for all costs, expenses and fees incurred by Purchaser in preparing and documenting this Agreement and the Loan Documents, and all amendments and modifications thereof, including but not limited to all filing and recording fees, costs of appraisals, insurance and attorneys' fees.

Section 5.13. [Reserved].

Section 5.14. County and City Approval of Ad Valorem Tax Exemptions.  The Company hereby agrees that the Project shall not be exempt from ad valorem taxation unless and until the Company seeks to and obtains the approval of the appropriate local taxing authorities (county and city governing bodies), to grant ad valorem tax exemptions for each such Project.

ARTICLE VI.

ASSIGNMENT, LEASE AND SALE OF PROJECT

Section 6.1. Disposal of Project and Assets by Company.  The Company will not sell, lease or otherwise dispose of or encumber its interest in the Project, except for transactions permitted pursuant to Section 5.2 hereof and this Section 6.1, without the prior written consent of the Issuer and the Purchaser, and with written notice to the Trustee. Upon prior written consent of the Issuer and the Purchaser, this Agreement may be assigned in whole or in part, and the interest of the Company in the Project may be sold or leased as a whole or in part by the Company, provided, however, that such assignee, vendee or lessee shall, in writing, specifically assume the obligations and affirm in its own capacity the representations, warranties and covenants made by the Company in this Agreement, subject, however, to the following conditions:

(a) No sale, assignment or leasing of the Project (other than pursuant to Section 5.2 hereof), shall relieve the Company from liability for any of its obligations hereunder, and in the event of any such sale, assignment or leasing the Company shall continue to remain primarily liable for the payments specified in Section 4.2 and Section 4.3 hereof and for performance and observance of the other agreements on its part herein provided, unless otherwise approved by the Issuer and the Purchaser, in writing, in which case such vendee, assignee or lessee shall assume the obligations of the Company hereunder and shall become liable for the payments specified in Section 4.2 and Section 4.3 hereof and for performance and observance of the other agreements of the Company herein provided as to which the Company shall no longer be liable.

(b) The Company shall, no later than ten (10) days prior to the effective date thereof, furnish or cause to be furnished to the Issuer, the Purchaser and the Trustee a copy of each such proposed sale agreement, assignment and lease, as the case may be.

(c) The Company shall, ten (10) days after the delivery thereof, furnish or cause to be furnished to the Issuer, the Purchaser and the Trustee, a true and complete copy of each such sale agreement, assignment and lease, as the case may be, and before the execution thereof furnish the form thereof to the Issuer.

(d) There shall be delivered to the Issuer, the Purchaser and the Trustee a Bond Counsel's Opinion, addressed to the Issuer and the Trustee, to the effect that such sale, assignment or leasing is not prohibited by the Act.

ARTICLE VII.

EVENTS OF DEFAULT AND REMEDIES

Section 7.1. Default.  Any of the following events shall constitute a "default" or "event of default" under this Agreement:

(a) the failure to pay any obligation, liability or indebtedness of the Company (i) to the Purchaser, or (ii) to the Issuer or the Trustee under any of the Loan Documents, as and when due (whether upon demand, at maturity or by acceleration) and such failure to pay is not cured within five (5) days thereof; or

(b) the failure to pay or perform any other obligation, liability or indebtedness of the Company to the Purchaser under the Loan Documents, and such failure to pay a monetary obligation is not cured within ten (10) days thereof, or the failure to perform any other obligation is not cured within thirty (30) days following written notice to the Company by the Purchaser;

(c) any default by the Company under any Loan Documents, subject to any cure period applicable

(d) the filing or commencement of a proceeding by the Company for dissolution or liquidation, or the Company's voluntary termination or dissolution;

(e) insolvency of, business failure of, the appointment of a custodian, trustee, liquidator or receiver of or for any of the property of, and any assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency, debtor's relief law or for any adjustment of indebtedness, composition or extension by the company; or

(f) the commencement of an involuntary case or other proceeding against the Company under the federal bankruptcy laws, or any other federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestration (or similar official) of the Company, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of ninety (90) consecutive days, or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustees or liquidator of the Company  and  any such order, judgment or decree or appointment shall be final or shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) days after entry thereof; or

(g) any representation or warranty made by the Company in any Loan Documents or otherwise to the Purchaser was untrue or materially misleading when made.

Section 7.2. Remedies Upon Default.  Whenever any Event of Default referred to in Section 7.1 hereof shall have occurred and be continuing, any one or more of the following remedial steps may be taken; provided that written notice of the default has been given to the Company by the Issuer, the Purchaser or the Trustee and the default has not theretofore been cured; and provided further that no remedial steps shall be taken by the Issuer the effect of which would be to entitle the Issuer to provide funds necessary for the payment of principal and interest on Bonds which have not yet matured unless such principal and interest shall have been declared due and payable in accordance with the Indenture and such declaration shall not have been rescinded.

In the event of any default under this Agreement, the Issuer may and upon written request of the Purchaser shall:

(a) declare all amounts due under any of the Loan Documents, at the option of the Purchaser, immediately due and payable, and/or

(b) exercise all other rights, powers and remedies available under each of the Loan Documents and well as all rights and remedies available at law or in equity.

Section 7.3. No Remedy Exclusive.  The failure at any time of the Issuer, Trustee or Purchaser to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of the Issuer shall be cumulative and may be pursued singly, successively or together, at the option of the Issuer. The acceptance by the Issuer of any partial payment shall not constitute a waiver of any default or of any of Issuer's rights under this Note. No waiver of any of its rights hereunder and no modification or amendment of this Agreement or the Note shall be deemed to be made by the Issuer unless the same is in writing, duly signed on behalf of the Purchaser; and each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Purchaser or the obligations of the Company to the Purchaser or the Issuer in any other respect at any such time.

Section 7.4. Payment of Fees and Expenses.  If the Company shall default under any of the provisions of this Agreement and the Issuer or the Trustee shall employ attorneys or incur other expenses for the collection of the Loan payments or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Agreement, the Company will on demand therefor pay the reasonable fees and expenses of the Issuer, the Purchaser or the Trustee and their attorneys as they are incurred including all reasonable fees of counsel including those incurred for negotiation, trial, appeals of ruling of any lower tribunals, administrative hearings, bankruptcy and creditors' reorganization proceedings.

Section 7.5. Effect of Waiver.  The Trustee, after having first received the prior written approval of the Purchaser, may waive any Event of Default under this Agreement. In the event any agreement contained in this Agreement shall be breached and such breach shall thereafter be waived, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

ARTICLE VIII.

PREPAYMENT OF LOAN

Section 8.1. Obligations to Accelerate Loan Payments.  In the event the Company makes provision for payment of all loan payments and any other amounts payable pursuant to the Loan Documents in accordance with Article VIII of the Indenture, following written notification thereof to the Issuer, the Purchaser and the Trustee, the total amount due, under this Agreement and the Note, will be a sum, payable in cash and/or Government Obligations, sufficient, together with interest earned on such Government Obligations and other funds held by the Trustee and available for such purpose, (a) to redeem at the earliest redemption date or dates provided in the Indenture all Bonds then outstanding under the Indenture at a Redemption Price equal to the principal amount thereof, (b) to pay in accordance with the Indenture the interest which will become due on all such Bonds to the date fixed for redemption, (c) to pay all Administration Expenses accrued and to accrue through the date fixed for redemption and (d) pay any other fees owed to the Purchaser and the Trustee. Furthermore, loan payments and amounts due under the Note shall be accelerated prior to the maturity of the Bonds (or prior to making provision for payment thereof in accordance with the Indenture) if the Bonds shall be subject to redemption pursuant to Sections 2.3 or 2.4, as the case may be, of the Indenture. In such case, the total amount due shall be the sums required pursuant to Sections 2.3 or 2.4, as the case may be, of the Indenture, on the dates required by Sections 2.3 or 2.4, as the case may be, of the Indenture and any amounts owed pursuant to (c) and (d) above.

ARTICLE IX.

MISCELLANEOUS

Section 9.1. Notices.  All notices, certificates, requests or other communications hereunder shall be sufficiently given and shall be deemed given when received by overnight delivery; or when personally delivered, addressed as follows:

If to the Issuer:                     Mississippi Business Finance Corporation
Attention:  William T. Barry
735 Riverside Drive, Suite 300
Jackson, MS  39201

If to the Trustee:                  Hancock Bank
Attention: Susan Tsimortos
1855 Lakeland Drive, Suite Q-230
Jackson, MS 39216
Telephone Number:  601-981-7452
Facsimile Number:   601-368-9457

If to the Company:                Gulf South Pipeline Company, LP
Attention: Mr. James Jones
9 Greenway Plaza, Suite 2800
Houston, TX 77046
Phone 713-479-8294
E-Mail:  James.Jones@bwpmlp.com

If to the Purchaser:             Boardwalk Pipelines, LP
Attention: Mr. James Jones
9 Greenway Plaza, Suite 2800
Houston, TX 77046
Phone 713-479-8294
E-Mail:  James.Jones@bwpmlp.com

A duplicate copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Company, the Trustee or the Purchaser shall also be given to the others. The Company, the Issuer, the Trustee or the Purchaser may, by notice given under Section 9.1, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

Section 9.2. Parties Interested.  This Agreement shall inure to the benefit of the Issuer and the Company and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject to the limitation that any obligation or liability of the Issuer created by or arising out of this Agreement shall not be a general debt of the Issuer or the State, but shall be payable by the Issuer solely out of the proceeds derived from this Agreement (including proceeds under the Note) or from the security interests granted herein.

No covenant, stipulation, obligation or agreement contained in this Agreement shall be deemed or construed to be a covenant, stipulation, obligation or agreement of any present or future member, agent, employee or official of the Issuer in his individual capacity, and no present or future member, agent, employee or official of the Issuer shall be liable personally, for any breach or non-observance or failure to comply with the above mentioned covenants, stipulations, obligations, or on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the said covenants, stipulations, obligations or agreements, above mentioned. No present or future member, agent, employee or official of the Issuer shall incur any personal liability in acting or proceeding or in not acting or proceeding, in good faith, reasonably, under the provisions of this Agreement. If in or by or as a result of the execution of this Agreement or any other document in connection with this transaction or any other related transaction, the Issuer or any member, agent, employee or official thereof shall become obligated in excess of or contrary to the provisions of the statutory authority granted by the Act, then such excess or contrary obligation shall not be binding on or enforceable against the Issuer or any present or future member, agent, employee or official thereof.

Section 9.3. Amendment to Agreement.  The Issuer shall not amend nor consent to any amendment to the Indenture or this Agreement or waive any provision of this Agreement except as specified in Article XIII of the Indenture, which Article XIII is incorporated herein by this reference as if it were fully set forth herein.  The Company hereby agrees to be bound by the provisions of Article XIII of the Indenture.

Section 9.4. Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such Counterparts shall together constitute but one and the same Agreement.

Section 9.5. Severability of Invalid Provisions.  If any clause, provision or section of this Agreement be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof, and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein, unless the deletion of illegal or invalid clauses would result in a material change in the obligations of the parties.

Section 9.6. Governing Law.  This Agreement shall be governed as to validity, construction and performance by the laws of the State.

Section 9.7. No Oral Agreement.  This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties with respect to the subject matter of the Loan Documents.

Section 9.8. Term of Agreement.  This Agreement shall remain in full force and effect from the date hereof to, including and until midnight (Central time) of the Final Maturity Date, or until such time as all of the Bonds and the reasonable fees and expenses of the Issuer and the Trustee and all obligations of the Company have been fulfilled in accordance with the terms hereof, whichever is earlier; provided, however, that this Agreement may be terminated prior to such date pursuant to Article VIII of this Agreement.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written on the cover page hereof.

MISSISSIPPI BUSINESS FINANCE
CORPORATION

                                                                                               __________________________
William T. Barry, Executive Director

ATTEST:

__________________
Cindy Carter, Secretary

GULF SOUTH PIPELINE COMPANY, LP
By: GS Pipeline Company, LLC
Its: General Partner

________________________________________________
Jamie Buskill, Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT A
TO
LOAN AGREEMENT DATED AS OF DECEMBER 1, 2008
BY AND BETWEEN
MISSISSIPPI BUSINESS FINANCE CORPORATION
AND
GULF SOUTH PIPELINE COMPANY, LP

BUILDING DESCRIPTIONS
AND IMPROVEMENTS

The Project shall consist of the construction of a natural gas pipeline through Warren, Hinds, Copiah, Simpson, Clarke, Jasper and Smith Counties in Mississippi, the construction of compressor stations, and other commercial developments permitted under the Act, the guidelines, rules and regulations of the Issuer related thereto.

EXHIBIT B

PROJECT SITE

EXHIBIT C
TO
LOAN AGREEMENT DATED AS OF DECEMBER 1, 2008
BY AND BETWEEN
MISSISSIPPI BUSINESS FINANCE CORPORATION
AND
GULF SOUTH PIPELINE COMPANY, LP

PROMISSORY NOTE

Date:    December 5, 2008                                                                     $175,000,000 Maximum Principal Amount

FOR VALUE RECEIVED, Gulf South Pipeline Company, LP, a limited partnership organized and existing under and pursuant to the laws of the State of Delaware and in good standing in and qualified to do business in the State of Mississippi (the "Company"), hereby promises to pay to the order of Mississippi Business Finance Corporation (the "Issuer") or its assigns, the maximum principal amount of $175,000,000 together with interest on the unpaid principal balance thereof at the rates set forth in the hereinafter defined Loan Agreement and Indenture until fully and finally paid, and all other amounts payable by the Company under the Loan Agreement (as hereinafter defined). This Note shall bear interest at the prevailing rate of interest on the Bonds (as hereinafter defined) except as otherwise provided hereunder.  The final maturity date of the Note shall be the final maturity date of the Bonds (as hereinafter defined) which is December 1, 2018.

This Note has been executed under and pursuant to a Loan Agreement dated as of December 1, 2008 between the Issuer and the Company (the "Loan Agreement") and will be issued and secured by a Loan Agreement which is incorporated herein in its entirety by reference. This Note is issued to evidence the obligation of the Company under the Loan Agreement to repay the loan made by the Issuer from the proceeds of the Mississippi Business Finance Corporation Taxable Industrial Development Revenue Bonds (Gulf South Pipeline Company, LP Project) (the " Bonds"), to be issued under the Trust Indenture dated as of December 1, 2008 (the “Indenture”) between the Issuer and Hancock Bank, as Trustee (the “Trustee”), together with interest thereon at the interest rates as set forth in the Loan Agreement, the Indenture and the Bonds, and all other payments of any kind required to be paid by the Company under the Loan Agreement. The Loan Agreement includes provisions for prepayment and acceleration of this Note. In the event that the terms of this Note conflict with the terms of the Loan Agreement, the Indenture and the Bonds, the terms of the Loan Agreement, the Indenture and the Bonds shall control. The proceeds of the Loan will be advanced from time to time by the Purchaser (as defined in the Loan Agreement) of the Bonds and the Trustee and the Purchaser have each agreed to make a suitable notation on the Grids attached to the Note and the Bonds, of the date and amount of each such advance, all as provided in the Bond Purchase Agreement (as defined in the Loan Agreement) and the Indenture. Each advance on the Note shall constitute an equal and corresponding advance on the Bonds.

As provided in the Loan Agreement and subject to the provisions thereof, payments hereon are to be made at the principal office of the Trustee as shown in the Loan Agreement in an amount which together with other monies available therefor pursuant to the Loan Agreement, will equal the amount payable as principal of, premium, if any, and interest on the Bonds Outstanding (as defined in the Loan Agreement) on such due date. Each payment of principal and interest on this Note shall constitute an equal and corresponding payment under the Loan Agreement, the Indenture and the Bonds as applied in accordance with the Indenture.

The Company shall make principal payments on this Note in the amounts on the dates and at the rates of interest, unless paid prior thereto through redemption, all as set forth in the Loan Agreement (by reference to the Indenture) and in addition shall make such other payments as are required pursuant to the Loan Agreement. Upon the occurrence of an Event of Default, as defined in the Loan Agreement, the principal of, premium, if any, and interest on this Note may be declared immediately due and payable as provided in the Loan Agreement. Upon any such declaration the Company shall pay all costs, disbursements, expenses and reasonable counsel fees of the Issuer and the Trustee in seeking to enforce their rights under the Loan Agreement and this Note.

The Company (a) waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, notice of any renewals or extension of this Note, and (b) agrees that the time for payment of this Note may be extended at the sole discretion of the Issuer without impairing the Company's liability hereon.  Any delay on the part of the Issuer in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted with respect to one default shall not operate as a waiver in the event of any subsequent or continuing default.

This Note shall be governed and construed in accordance with the laws of the State of Mississippi.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed in its name as of the day and year first above written.

GULF SOUTH PIPELINE COMPANY, LP
By: GS Pipeline Company, LLC
Its: General Partner

By:  ____________________________________
_____________, _______________

ATTEST:

By:  ___________________________
__________________

ASSIGNMENT OF PROMISSORY NOTE

FOR VALUE RECEIVED, the Mississippi Business Finance Corporation hereby assigns and transfers, without recourse, to Hancock Bank, as Trustee, the Promissory Note executed by Gulf South Pipeline Company, LP, in favor of Mississippi Business Finance Corporation in the maximum principal amount of $175,000,000 on this the 5th day of December, 2008.

MISSISSIPPI BUSINESS FINANCE
CORPORATION

By: _____________________________________
William T. Barry, Executive Director

ATTEST:

 __________________
Cindy Carter, Secretary

EXHIBIT D
TO
LOAN AGREEMENT DATED AS OF DECEMBER 1, 2008
BY AND BETWEEN
MISSISSIPPI BUSINESS FINANCE CORPORATION
AND
GULF SOUTH PIPELINE COMPANY, LP

BOND ADVANCE AND PAYMENT GRID

SCHEDULE OF PRINCIPAL ADVANCES AND
REPAYMENTS OF PRINCIPAL AND INTEREST
SERIES 2008

        Amount of                                                                                                                                      Unpaid
         Principal                                Amount of                                Amount of                                 Principal                             Notation
Date                                Advanced                          Principal Repaid                         Interest Paid                                Balance                            Made By

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(Continued on Next Page)

        Amount of                                                                                                                                      Unpaid
         Principal                                Amount of                                Amount of                                 Principal                             Notation
Date                                Advanced                          Principal Repaid                         Interest Paid                                Balance                            Made By

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EXHIBIT D
TO
LOAN AGREEMENT DATED AS OF DECEMBER 1, 2008
BY AND BETWEEN
MISSISSIPPI BUSINESS FINANCE CORPORATION
AND
GULF SOUTH PIPELINE COMPANY, LP

FORM OF REQUISITION CERTIFICATE

TO:                                         HANCOCK BANK, AS TRUSTEE

FROM:	GULF SOUTH PIPELINE COMPANY, LP (THE “COMPANY”)

SUBJECT:	LOAN AGREEMENT, DATED THE FIRST DAY OF DECEMBER, 2008 (THE “LOAN AGREEMENT”)

This represents Requisition Certificate No. _____ in the total amount of $__________ for payment of those costs of the Project detailed in the schedule attached.

       The undersigned does certify that:

1.           All of the expenditures for which moneys are requested hereby represent proper Costs of the Project, is a proper charge against the Project Fund, have not been included in a previous Requisition Certificate and have been properly recorded on the Company’s books.

2.           The moneys requested hereby are not greater than those necessary to meet obligations due and payable or to reimburse the Company for funds actually advanced for costs of the Project. The moneys requested do not include retention or other moneys not yet due or earned under construction contracts.

3.           The Company is not in default under Section 7.1 of the Loan Agreement and nothing has occurred to the knowledge of the Company that would prevent the performance of its obligations under the Loan Agreement.

4.           Delivered herewith to the Purchaser are all of the documents required by Section 3.4 of the Loan Agreement.

5.           Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Loan Agreement.

Executed this ____ day of ________, _______.

GULF SOUTH PIPELINE COMPANY,LP

By: ____________________________
      Authorized Officer

Approved on ____ day of ________, ________.

BOARDWALK PIPELINES, LP

By: ____________________________
Authorized Officer

SCHEDULE A TO REQUISITION CERTIFICATE NO ______

PAYEE AND ADDRESS	AMOUNT

TOTAL